UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 7, 2013

ENZON PHARMACEUTICALS, INC. (Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-12957 (Commission File Number)	22-2372868 (IRS Employer Identification No.)

20 Kingsbridge Road, Piscataway, New Jersey (Address of principal executive offices)	08854 (Zip Code)

(732) 980-4500
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors.

On October 7, 2013, each of George W. Hebard III and Richard A. Young informed Enzon Pharmaceuticals, Inc. (the “Company”) that he will not stand for re-election when his term as a director expires at the Company’s 2013 annual meeting of stockholders to be held on Wednesday, November 20, 2013 (the “2013 Annual Meeting”).  Mr. Hebard’s and Dr. Young’s decision not to stand for re-election was not, to the knowledge of the Company’s executive officers, due to any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

On October 7, 2013, the Board of Directors of the Company (the “Board”) appointed, effective as of October 7, 2013, Jonathan Christodoro as a director to the Board.  Mr. Christodoro has not been appointed to any committees of the Board and no determination has been made as to the committees of the Board, if any, on which Mr. Christodoro will serve.  Mr. Christodoro was appointed by the Board after discussions with Carl C. Icahn, one of the Company’s largest stockholders, and after consideration by the Governance and Nominating Committee.  The Company is not aware of any relationships or transactions in which Mr. Christodoro has or will have an interest, or was or is a party, requiring disclosure under Item 404(a) of Regulation S-K.  Mr. Christodoro will participate in the Company’s Amended and Restated 2013 Outside Director Compensation Plan, a copy of which was filed as Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on August 6, 2013.

Mr. Christodoro has served as a Managing Director of Icahn Capital LP, the entity through which Carl C. Icahn manages investment funds, since July 2012. Mr. Christodoro is responsible for identifying, analyzing and monitoring investment opportunities and portfolio companies for Icahn Capital LP. Prior to joining Icahn Capital LP, Mr. Christodoro served in various investment and research roles at P2 Capital Partners, LLC, Prentice Capital Management, LP, and S.A.C Capital Advisors, LP. Mr. Christodoro began his career as an investment banking analyst at Morgan Stanley, where he focused on merger and acquisition transactions across a variety of industries. Mr. Christodoro has been a director of Herbalife Ltd., a global nutrition company, since April 2013. Mr. Christodoro received an M.B.A from the University of Pennsylvania’s Wharton School of Business with Distinction, majoring in Finance and Entrepreneurial Management. Mr. Christodoro received a B.S. in Applied Economics and Management Magna Cum Laude with Honors Distinction in Research from Cornell University. Mr. Christodoro also served in the United States Marine Corps.

Following Mr. Hebard’s and Dr. Young’s decision not to stand for re-election at the 2013 Annual Meeting and the appointment of Mr. Christodoro as a director to the Board, the Board has determined that the following persons will stand for election at the 2013 Annual Meeting: Mr. Christodoro, Odysseas Kostas and Jennifer I. McNealey.

On October 8, 2013, each of Robert LeBuhn and Robert C. Salisbury, who previously informed the Company that he will not stand for re-election when his term as a director expires at the 2013 Annual Meeting, resigned as a director effective October 8, 2013. Mr. LeBuhn’s and Mr. Salisbury’s resignation was not, to the knowledge of the Company’s executive officers, due to any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENZON PHARMACEUTICALS, INC.
(Registrant)

Date: October 9, 2013	By:	/s/ Andrew Rackear
Name: Andrew Rackear
Title: Vice President and General Counsel